     As filed with the Securities and Exchange Commission on April 2, 2002
                                                    Registration No. 333-_______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ASCENDANT SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                              75-2900905
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                      15455 North Dallas Parkway, 5th Floor
                              Addison, Texas 75001
          (Address, including zip code, of principal executive offices)


                            Ascendant Solutions, Inc.
                           2002 Equity Incentive Plan
                            (Full title of the plan)


                                  David E. Bowe
                       President & Chief Executive Officer
                            Ascendant Solutions, Inc.
                      15455 North Dallas Parkway, 5th Floor
                              Addison, Texas 75001
                     (Name and address of agent for service)


                                 (972) 764-3538
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                             A. Michael Hainsfurther
                         Munsch Hardt Kopf & Harr, P.C.
                               4000 Fountain Place
                                1445 Ross Avenue
                               Dallas, Texas 75202
                                 (214) 855-7500


                                       CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                    Proposed              Proposed
Title of securities to be      Amount to be         maximum               maximum               Amount of
       registered               registered       offering price      aggregate offering      registration fee
                                                  per share(1)            price(1)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value          2,000,000           $0.35                $700,000                $65.00
$.0001 per share .........         shares
=============================================================================================================

(1)      Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for purposes of computing the registration fee based upon the average of the high and low prices per share for the Common Stock quoted on the OTC Bulletin Board on April 1, 2002 for all shares being registered. Because there are options still available for grant under the 2002 Equity Incentive Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the plan and such prices may be more or less than $0.35 per share.
=============================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information concerning the Ascendant Solutions, Inc. 2002 Equity Incentive Plan (the "Plan") required by
Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plan and other information required by Item 2 of Form S-8 will be sent or given to employees of the registrant as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         The following documents, which Ascendant Solutions, Inc. (the "Company") has previously filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (ii) The Company's Current Report on Form 8-K, filed with the Commission on March 22, 2002; and

         (iii) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-27945), as filed with the Commission pursuant to the Exchange Act on November 4, 1999, as may be amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

         Any filings made by the Company with the Commission after the date on which this Form S-8 is filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.


         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses, despite such adjudication or liability.

         Section 102(b)(7) of the DGCL permits a corporation organized under Delaware law to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations.

         Article Seventh of the Company's Certificate of Incorporation provides the following:

         "No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

         Article Eighth of the Company's Certificate of Incorporation and
Article XI of the Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         The Company currently has in effect a directors and officers liability insurance policy covering the directors and executive officers of the Company.

         The Company has entered into various Indemnification Agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

         As a result of these provisions or agreements, the Company and its stockholders may be unable to obtain monetary damages from a director or officer for breach of the duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

        Exhibit
        Number                         Document Description
        ------                         --------------------

         4.1 Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 2000 (File No. 0-027945)).

         4.2      Bylaws of the Company (incorporated by reference from Exhibit
                  3.2 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 2000 (File No. 0-027945)).

         4.3*     Ascendant Solutions, Inc. 2002 Equity Incentive Plan.

         5.1*     Opinion of Munsch Hardt Kopf & Harr, P.C.

         23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2*    Consent of Ernst & Young LLP, independent public accountants.

         24.1 Power of Attorney (included on the signature page of this Registration Statement).


-------------------
*Filed herewith.

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on April 2, 2002.

                                  ASCENDANT SOLUTIONS, INC.

                                  By: /s/ DAVID E. BOWE
                                      -------------------------------------
                                          David E. Bowe
                                          Chief Executive Officer, President and
                                          Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Ascendant Solutions, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints David E. Bowe the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, and in any and all capacities, to sign such Registration Statement and any or all amendments thereto (including post-effective amendments and amendments thereto) and all other documents in connection therewith to be filed with the Securities and Exchange Commission, it being understood that said attorney-in-fact and agent shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorney-in-fact as agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 2, 2002.

           Signature                                      Title
           ---------                                      -----

  /s/ JAMES C. LESLIE                             Chairman of the Board
------------------------------
      James C. Leslie

  /s/ DAVID E. BOWE                 Director, Chief Executive Officer, President and
------------------------------        Chief Financial Officer (Principal Executive,
      David E. Bowe                         Financial and Accounting Officer)

  /s/ RICHARD BLOCH                                     Director
------------------------------
      Richard Bloch

  /s/ JONATHAN BLOCH                                    Director
------------------------------
      Jonathan Bloch

  /s/ MELISSA CRANE                                     Director
------------------------------
      Melissa Crane